Exhibit 21.1
Laureate Education, Inc.
List of Subsidiaries as of February 3, 2026

	Company	Jurisdiction of Organization
1.	Inmobiliaria Educacional SPA	Chile
2.	Inmobiliaria e Inversiones San Genaro, SPA	Chile
3.	Laureate SPA	Chile
4.	Servicos Andinos SPA	Chile
5.	Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
6.	Laureate Education Asia Limited	Hong Kong
7.	LEI Holdings, Ltd.	Hong Kong
8.	Exeter Street Holdings Sdn. Bhd.	Malaysia
9.	Colegio Americano de Veracruz, S.C.[i]	Mexico
10.	Colegio Villa Rica Coatzacoalcos, S.C.[1]	Mexico
11.	Colegio Villa Rica, S.C.[1]	Mexico
12.	Fundacion UVM, S.C. (fka Fundación Laureate S.C)	Mexico
13.	LEM Holdco, S DE RL De CV	Mexico
14.	Servicios Regionales Universitarios LE, S.C.	Mexico
15.	Universidad Autónoma de Veracruz, S.C.[1]	Mexico
16.	Universidad del Valle de México, S.C.[1]	Mexico
17.	Universidad Tecnológica de Mexico, S.C.ii	Mexico
18.	Administradora CA Universitaria, S.C.	Mexico
19.	Fleet Street International Universities C.V.	Netherlands
20.	Laureate Middle East Holdings B.V.	Netherlands
21.	LEI AMEA Investments B.V.	Netherlands
22.	Desarrollos Urbanos Educativas, S. de R.L.	Panama
23.	Laureate Education Perú S.A.C.	Peru
24.	Laureate Peru, S.A.C. (fka Inversiones Educacionales Perú S.R.L.)	Peru
25.	Laureate Peru Servicios Operacionales S.A.C.	Peru
26.	Metramark S.A.C.	Peru
27.	Universidad Peruana de Ciencias Aplicadas, S.A.C.	Peru
28.	Universidad Privada del Norte, S.A.C.	Peru
29.	Instituto de Educacion Superior Privado Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru
30.	LEI Singapore Holdings Pte. Ltd.	Singapore
31.	Education Trademark GmbH	Switzerland
32.	Laureate Coop GmbH	Switzerland
33.	Laureate I GmbH	Switzerland
34.	Laureate International GmbH	Switzerland
35.	Laureate Switzerland Holding GmbH (fka Iniciativas Culturales de España B.V., fka Laureate Netherlands Holding B.V.)	Switzerland
36.	Laureate-Obeikan, Ltd.	United Arab Emirates
37.	Exeter Street Holdings LLC	Maryland, USA
38.	Fleet Street International University Holdings, LLC	Maryland, USA
39.	FSIUH Holding LLC	Maryland, USA
40.	Laureate US Holdings Corporation	Delaware, USA

1 D/B/A Universidad del Valle de Mexico
2 D/B/A Universidad Tecnológica de México; Universidad del Valle de Mexico